UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

SECURED INVESTMENT RESOURCES FUND, L.P. II

(Exact name of Registrant as specified in its charter)

Delaware	0-16798	36-3451000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification Number)

199 S. Los Robles Ave., Suite 200 Pasadena, CA 91101	(626) 585-5920
(Address of principal executive offices)	(Registrant’s telephone number)

4200 Blue Ridge Blvd., Ste. LH-06, Kansas City, Missouri 64133
(Former Name or Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. Other Events.

Item 8.01. Other Events

On September 12, 2006, Sunwood Village Joint Venture, Limited Partnership., a Nevada limited partnership, filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. BK-S-06-12463. The registrant holds a limited partnership interest in Sunwood that represents a material portion, but not substantially all of, the assets of the registrant.

The bankruptcy is occasioned by the maturity of the mortgage loan on Sunwood’s property at the same time Sunwood is effectively prevented from selling or refinancing the property because of the lis pendens recorded by Mega Ventures against the property relating to the litigation over their attempt to purchase the property.

Pursuant to Chapter 11 of the U.S. Bankruptcy Code, Sunwood retains possession and control of its assets and is operating its business as a debtor in possession while being subject to the jurisdiction of the Bankruptcy Court.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED INVESTMENT RESOURCES FUND, L.P. II By: Millenium Management, LLC, General Partner

By: /s/ W. Robert Kohorst
W. Robert Kohorst, President

Date: September 12, 2006